As filed with the Securities and Exchange Commission on June 14, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MCG CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1889518
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1100 Wilson Boulevard, Ste. 3000, Arlington, VA	22209
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

MCG Capital Corporation Third Amended and Restated 2006 Employee Restricted Stock Plan

MCG Capital Corporation Third Amended and Restated 2006

Non-Employee Director Restricted Stock Plan

(Full title of the plans)

Steven F. Tunney, Sr.

President and Chief Executive Officer

MCG Capital Corporation

1100 Wilson Boulevard, Suite 3000

Arlington, VA 22209

(703) 247-7500

(Name, address and telephone number of agent for service)

Copy to: Cynthia M. Krus, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Ave., N.W. Washington, D.C. 20004 (202) 383-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	2,600,000 shares (2)	$5.055 (3)	$13,143,000	$937.10

(1)	Pursuant to Rule 416, this registration statement also covers such additional shares of our common stock as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)	Represents 2,550,000 shares of common stock registered for issuance under the MCG Capital Corporation Third Amended and Restated 2006 Employee Restricted Stock Plan and 50,000 shares of common stock for issuance under the MCG Capital Corporation Third Amended and Restated 2006 Non-Employee Director Restricted Stock Plan.
(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock as reported on the NASDAQ Global Select Market on June 10, 2010.

EXPLANATORY NOTE

This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which the registration statement of MCG Capital Corporation (the “Company”) on Form S-8 relating to the MCG Capital Corporation 2006 Employee Restricted Stock Plan and the MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan are effective. Pursuant to General Instruction E of Form S-8, the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 22, 2006 (File No. 333-137565) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on May 31, 2005).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on October 30, 2009).

4.1	MCG Capital Corporation Third Amended and Restated 2006 Non-Employee Director Restricted Stock Plan (Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on June 1, 2010).

4.2	MCG Capital Corporation Third Amended and Restated 2006 Employee Restricted Stock Plan (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 1, 2010).

5.1*	Opinion of Sutherland Asbill & Brennan LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Acknowledgement of Ernst & Young LLP.

23.3*	Consent of Sutherland Asbill & Brennan LLP (Included in Exhibit 5.1).

24.1*	Power of Attorney (Included in the signature page).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 14th day of June, 2010.

MCG CAPITAL CORPORATION

By:	/s/ Steven F. Tunney, Sr.
Name:	Steven F. Tunney, Sr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of MCG Capital Corporation hereby constitute and appoint Steven F. Tunney, Sr. and Stephen J. Bacica and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement and any and all amendments thereto, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN F. TUNNEY, SR.	President, Chief Executive Officer, Director	June 14, 2010
Steven F. Tunney, Sr.	(Principal Executive Officer)

/s/ STEPHEN J. BACICA	Executive Vice President and Chief Financial Officer	June 14, 2010
Stephen J. Bacica	(Principal Financial Officer)

/s/ LINDA A. NIMMONS	Senior Vice President and Chief Accounting Officer	June 14, 2010
Linda A. Nimmons	(Principal Accounting Officer)

/s/ B. HAGEN SAVILLE	Director and Executive Vice President	June 14, 2010
B. Hagen Saville

/s/ RICHARD W. NEU	Chairman of the Board of Directors	June 8, 2010
Richard W. Neu

/s/ A. HUGH EWING, III	Director	June 8, 2010
A. Hugh Ewing, III

/s/ KIM D. KELLY	Director	June 10, 2010
Kim D. Kelly

/s/ WALLACE B. MILLNER, III	Director	June 10, 2010
Wallace B. Millner, III

/s/ KENNETH J. O’KEEFE	Director	June 9, 2010
Kenneth J. O’Keefe

/s/ GAVIN SAITOWITZ	Director	June 8, 2010
Gavin Saitowitz

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Sutherland Asbill & Brennan LLP

23.1	Consent of Ernst & Young LLP

23.2	Acknowledgement of Ernst & Young LLP

23.3	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1)